                                    EXHIBIT A

                          AGREEMENT AS TO JOINT FILING


         Pursuant to Regulation Section 240.13d-1(f)(1)(iii), the undersigned acknowledge and agree that the attached Schedule 13D Amendment relating to Cone Mills Corporation is being filed on behalf of each of the undersigned.
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
     /s/ Marc H. Kozberg                           /s/ Richard Fitzgerald
---------------------------------             ---------------------------------
Marc H. Kozberg                               Richard Fitzgerald

     /s/ Dr. Demetre  Nicoloff                     /s/ Charles Barry
---------------------------------             ---------------------------------
Dr. Demetre Nicoloff                          Charles Barry

     /s/ G. James Spinner                          /s/ Melanie Barry
---------------------------------             ---------------------------------
G. James Spinner                              Melanie Barry

     /s/ Robert H. Paymar                          /s/ Marvin W. Goldstein
---------------------------------             ---------------------------------
Robert H. Paymar                              Marvin W. Goldstein

     /s/ James A. Potter
---------------------------------
James A. Potter

     /s/ Susan N. Potter
---------------------------------
Susan N. Potter

THE TEMPLE COMPANY, L.L.P.

By:  /s/ Charles Barry
   ------------------------------
         Charles Barry, a partner

CHARMEL LIMITED PARTNERSHIP

By:  Charmel Enterprises, Inc.

     By: /s/ Charles Barry
         ------------------------
             Charles Barry, President

CHARMEL ENTERPRISES, INC.

By:  /s/ Charles Barry
   ------------------------------
         Charles Barry, President

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